UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) :         January 4, 2006

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On January 4, 2006, Richardson Electronics, Ltd. issued a press release announcing its conference call to discuss its second quarter fiscal 2006 results. A copy of the press release is furnished below:

Richardson Announces Date of Second Quarter Fiscal 2006 Conference Call

LaFox, IL, Wednesday, January 4, 2006: Richardson Electronics, Ltd. (NASDAQ: RELL) plans to release financial results for its second quarter fiscal 2006, or the three and six months ended December 3, 2005, after the close of business on Wednesday, January 11, 2006. The release will be distributed by PR Newswire and will be available on the Company’s website at www.rell.com.

On Thursday, January 12, 2006 at 9:00 a.m. CDT, Mr. Edward J. Richardson, Chairman and Chief Executive Officer, will host a conference call to discuss the release. A question and answer session will be included as part of the call’s agenda. To listen to the call, please dial 800-288-8976 approximately five minutes prior to the start of the call. A replay of the call will be available from 12:30 p.m. on January 12, 2006 through April 13, 2006. The telephone numbers for the replay are (USA) 800-475-6701 and (International) 320-365-3844; access code 808051.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “Engineered Solutions,” serving the RF, Wireless and Power Conversion; Electron Device; Security; and Display Systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: January 6, 2006	By:	/s/ David J. DeNeve

Name:	David J. DeNeve
Title:	Senior Vice President and
Chief Financial Officer